SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Trico Marine Services, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Trico Marine Services, Inc.

250 North American Court

Houma, Louisiana 70363

May 23, 2003

Dear Stockholders:

We cordially invite you to attend the 2003 annual meeting of stockholders of Trico Marine Services, Inc. on Wednesday, June 25, at 10:00 a.m., at 201 St. Charles Ave., 52nd Floor, New Orleans, Louisiana.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement.

We hope you will be able to attend the meeting, but if you cannot do so, it is important that your shares be represented. Whether or not you plan to attend, please sign, date and return the enclosed proxy card promptly. This will save the Company the additional expenses associated with soliciting proxies, as well as ensure that your shares are represented.

Thank you for your cooperation and continued support.

Sincerely,

Thomas E. Fairley

President and Chief Executive Officer

Trico Marine Services, Inc.

250 North American Court

Houma, Louisiana 70363

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 25, 2003

To Our Stockholders:

The annual meeting of stockholders of Trico Marine Services, Inc. will be held at 201 St. Charles Ave., 52nd Floor, New Orleans, Louisiana on June 25, 2003, at 10:00 a.m. At the meeting, stockholders will be asked to:

1.	Elect two directors; and

2.	Consider any other business properly brought before the meeting.

Only holders of record of our common stock at the close of business on May 7, 2003 are entitled to vote at the meeting.

By Order of the Board of Directors

Victor M. Perez

Secretary

Houma, Louisiana

May 23, 2003

Trico Marine Services, Inc.

250 North American Court

Houma, Louisiana 70363

May 23, 2003

PROXY STATEMENT

We are mailing this proxy statement and proxy card to you on or about May 23, 2003. Your proxy is solicited by the Board of Directors of Trico Marine Services, Inc. in connection with our annual meeting of stockholders to be held on June 25, 2003, at the time and place set forth in the accompanying notice.

ABOUT THE ANNUAL MEETING

WHO MAY VOTE?

If you are a holder of our common stock at the close of business on May 7, 2003 (the record date), you are entitled to vote at the annual meeting. On that date, we had 36,272,335 shares of common stock issued and outstanding. You will have one vote for every share of our common stock you owned on the record date.

WHAT WILL I BE VOTING ON?

•	Election of directors.

•	Any other business properly brought before the meeting.

DO I NEED TO BRING ANY DOCUMENTATION TO ATTEND THE ANNUAL MEETING?

If you plan to attend the meeting in person, please bring proper identification and proof of ownership of your shares. If your shares are held in street name, you will need to bring a letter from your broker stating that you owned our stock on the record date or an account statement showing that you owned our stock on the record date.

COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

We don’t know of any other matters that will be considered at the annual meeting. If any other matters properly come before the meeting, we will vote the proxies according to our discretion.

WHAT IS THE VOTING REQUIREMENT TO ELECT DIRECTORS?

The election of directors is determined by plurality vote, meaning that the nominees who receive the most votes will be elected directors. If you return a proxy card without indicating your vote, your shares will be voted for the nominees listed on the card. Withheld votes and broker nonvotes, if any, will have no effect on the election of directors.

HOW DO I VOTE?

You can vote either in person at the annual meeting or by proxy via the mail as more fully described on the enclosed proxy card.

CAN I CHANGE MY VOTE?

A proxy may be revoked at any time before it is voted by sending in a new proxy card with a later date or a written notice of revocation to our Secretary at 2401 Fountainview, Suite 920, Houston, Texas 77057. If you attend the annual meeting and vote in person, your previously submitted proxy will not be used.

CAN MY SHARES BE VOTED IF I DON’T VOTE BY PROXY OR ATTEND THE ANNUAL MEETING?

If you hold your shares in street name, that is, of record by brokers, banks or other institutions, your broker can vote your shares on the election of directors. If your broker does not have discretion to vote your shares and you don’t give your broker instructions on how to vote your shares, the votes will be broker nonvotes.

If you hold your shares in your name and do not vote, your shares will not be voted.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

A majority of the votes that can be cast, or 18,136,168 votes, are required for a quorum. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. A proxy indicating a withheld vote counts as a vote present for purposes of determining a quorum.

WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

WHO PAYS THE EXPENSES OF THIS SOLICITATION?

We bear the cost of preparing, assembling and mailing the notice, proxy statement and proxy card for the annual meeting. Proxies may be solicited by mail, personal interview, telephone and other means of communication. Banks, brokerage houses and other nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies.

WHEN ARE STOCKHOLDER PROPOSALS DUE FOR THE 2004 ANNUAL MEETING?

If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to our Secretary at 2401 Fountainview, Suite 920, Houston, Texas 77057 by January 23, 2004. We will consider only proposals meeting the requirements of applicable SEC rules.

If you want to present a proposal at the next annual meeting but do not wish to have it included in our proxy statement, you must submit it in writing to our Secretary by April 25, 2004, in accordance with the specific procedural requirements in our by-laws. If you would like a copy of these procedures, please contact our Secretary. Failure to comply with our by-law procedures and deadlines may preclude the presentation of your proposal at the next meeting.

ELECTION OF DIRECTORS

General

Our board of directors is made up of three classes. The members of each class serve three-year staggered terms with one class to be elected at each annual meeting. The terms of Messrs. Palmer and Sheehy will expire at the annual meeting. Accordingly, proxies cannot be voted for more than two nominees.

Unless you withhold authority to vote for the election of directors, your proxy will be voted FOR the election of Messrs. Palmer and Sheehy. Although we have no reason to believe that either of the nominees will be unwilling or unable to serve, if either nominee is not available for election, the Board may elect to reduce the size of the Board or name a substitute nominee for whom votes will be cast.

THE BOARD OF DIRECTORS HAS NOMINATED AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE RE-ELECTION OF MESSRS. PALMER AND SHEEHY.

The following table sets forth information about the nominees for re-election to the Board and our other directors:

Nominees	Age	Principal Occupation, Business Experience and Directorships	Director Since	Nominated For Term Expiring
Ronald O. Palmer	56	Chairman of the Board of the Company.	1993	2006

Robert N. Sheehy, Jr.	42	Mr. Sheehy was appointed by the Board to fill the vacancy created by the resignation of Joel V. Staff as a director in 2002. Mr. Sheehy is a Managing Director of Inverness Management LLC. Through Inverness Management LLC and its affiliates, Mr. Sheehy has been engaged in sponsoring and investing in private equity transactions since 1996.	2002	2006

Other Directors	Age	Principal Occupation, Business Experience and Directorships	Director Since	Term Expiring
J. Landis Martin	57

Mr. Martin was appointed to the Board in April 2003 to fill the vacancy created by an increase in the size of the Board. He has been President and Chief Executive Officer of NL Industries, Inc. (a maker of titanium dioxide) since 1987 and a Director of that company since 1986. Mr. Martin has also served as Chairman of the Board of Titanium Metals Corporation (a worldwide manufacturer of titanium metal sponge, ingot and other titanium products) since 1987 and Chief Executive Officer of that company since 1995. Mr. Martin is non-executive Chairman and Director of Crown Castle International Corporation (owner and manager of wireless communications towers) and a Director of Halliburton Company, Apartment Investment and Management Corporation, and Special Metals Corporation. Mr. Martin served as Chairman of the Board of Tremont Corporation from 1990 until 2003 and Chief Executive Officer from 1988 to 2003. From 1987 until 1994, Mr. Martin was Chief Executive Officer of Baroid Corporation (oilfield services and equipment provider).

			2003	2005

Other Directors	Age	Principal Occupation, Business Experience and Directorships	Director Since	Term Expiring
Thomas E. Fairley	55	President and Chief Executive Officer of the Company. Director of Gulf Island Fabrication, Inc. (fabricator of offshore production platforms).	1993	2005

Joseph S. Compofelice	53

Mr. Compofelice was appointed by the Board to fill the vacancy created by the resignation of Benjamin F. Bailar as a director in 2002. Mr. Compofelice is President and Chief Executive Officer of Aquilex Services Corp. (service and equipment provider to the power generation industry). He is also a Director of Contango Oil and Gas Company. From 1998 through 2000, Mr. Compofelice was the Chairman and Chief Executive Officer of CompX International Inc. (a provider of hardware components to the office furniture, computer and other industries). From 1994 to 1998, he was Director and Chief Financial Officer at NL Industries, Inc., Titanium Metals Corporation and Tremont Corp. Prior to that Mr. Compofelice was President of the Oilfield Equipment Group of Baroid Corporation and President of Smith Drilling Systems oilfield service entities.

			2003	2005

H. K. Acord	69	Oil and gas consultant. From 1993 to 1996, Mr. Acord served as Executive Vice President, Exploration and Production Division, of Mobil Oil Corporation. From 1989 to 1993, he served as a Vice President of International Producing Operations for Mobil.	1997	2004

Edward C. Hutcheson, Jr.	57

Private investor and consultant. Since February 2000, Mr. Hutcheson has been involved in private investment activities and has provided consulting services to private companies seeking capital. He is a Director of Crown Castle International Corp., Special Metals Corp., and Pinnacle Management & Trust Co. From March 1997 until February 2000, he served in several capacities, including Chief Operating Officer, with Sanders Morris Harris Group (financial services company) and its predecessor private companies. From November 1994 to March 1997, he served as Chief Executive Officer or Chairman of the Board of Crown Castle International Corp., which he co-founded. From 1987 through 1993, Mr. Hutcheson served in senior management roles with Baroid Corporation, and was President and Chief Operating Officer from 1990 to 1993.

			1994	2004

James C. Comis III	38	Managing Director of Inverness Management LLC. Mr. Comis has also served as Managing Director of Inverness/Phoenix LLC since 1994. Through Inverness and its affiliates, Mr. Comis has been engaged in sponsoring and investing in private equity transactions since 1990. He is a Director of National-Oilwell, Inc. (manufacturer and distributor of oilfield equipment) and Southwestern Life Holdings, Inc. (insurance holding company).	1999	2004

Board and Committee Meetings

During 2002, the Board held five meetings. Each director attended at least 75% of the aggregate number of meetings held during 2002 of the Board and committees of which he was a member.

The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

The Audit Committee met five times in 2002. The Audit Committee, whose current members are Messrs. Compofelice, Acord and Hutcheson, is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor, which reports directly to the Audit Committee. It also assists the Board in overseeing the integrity of our financial statements, financial reporting system, controls and legal compliance.

Compensation Committee

The Compensation Committee met one time in 2002. The Compensation Committee, whose current members are Messrs. Comis, Hutcheson and Sheehy, is responsible for determining the compensation of our key employees and administering our stock incentive plans.

Nominating Committee

The Board formed the Nominating Committee in December 2002, which met one time in 2002. The current members of the committee are Messrs. Hutcheson, Comis and Acord.

The Nominating Committee assists the Board in identifying qualified individuals to become directors, in determining the size and composition of the Board and its committees and in overseeing the evaluation of the Board and management.

The committee’s responsibility to identify and recommend individuals to serve as directors is subject to the right of our largest stockholders to appoint two individuals to the Board under the stockholders’ agreement described under “Certain Transactions.”

Compensation of Directors

In 2002, each non-employee director received an annual fee of $12,500, plus $500 for each Board or committee meeting attended. All directors are reimbursed for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

Under our Amended and Restated 1996 Incentive Compensation Plan, each non-employee director receives options to purchase 2,000 shares of our common stock on the day following each annual meeting of stockholders while such plan remains in effect. Each non-employee director who joins the Board also receives options to purchase 10,000 shares of common stock on the date he joins the Board. The options become exercisable immediately and expire ten years from the date of grant. The exercise price of the options is the closing sales price of our common stock on the date of grant on the Nasdaq Stock Market.

STOCK OWNERSHIP

Stock Ownership of Directors and Executive Officers

The following table sets forth, as of April 15, 2003, the beneficial ownership of common stock of our directors and five highest compensated executive officers and all directors and executive officers as a group, as determined in accordance with SEC rules. Unless otherwise indicated, the securities are held with sole voting and investment power.

Name of Beneficial Owner	Number of Shares(1)		Percent of Class
H. K. Acord	39,000		*
Kenneth W. Bourgeois	75,500		*
James C. Comis III	7,663,000	(2)	21.1%
Joseph S. Compofelice	25,000		*
Thomas E. Fairley	506,826		1.4%
Charles M. Hardy	7,000		*
Edward C. Hutcheson, Jr.	33,000		*
J. Landis Martin	30,000		*
Ronald O. Palmer	498,326	(3)	1.4%
Victor M. Perez	238,640		*
Robert N. Sheehy, Jr.	12,000		*
All directors and executive officers as a group (15 persons)	9,282,353	(4)	25.6%

*	Less than one percent.
(1)	Includes the following number of shares subject to options that are exercisable by June 15, 2003: Mr. Acord, 22,000; Mr. Bourgeois, 75,500; Mr. Comis, 18,000; Mr. Compofelice, 10,000; Mr. Fairley, 463,540; Mr. Hardy, 5,000; Mr. Hutcheson, 12,000; Mr. Martin, 10,000; Mr. Palmer, 398,426; Mr. Perez, 238,640; and Mr. Sheehy, 12,000.
(2)	Includes 7,645,000 shares beneficially owned by Inverness/Phoenix Capital LLC (“I/P Capital”), of which Mr. Comis is an indirect controlling member. Mr. Comis disclaims beneficial ownership of all shares beneficially owned by the Funds.
(3)	Includes 2,000 shares beneficially owned by trusts of which Mr. Palmer’s children are beneficiaries and of which Mr. Palmer is a co-trustee.
(4)	Includes 1,385,356 shares subject to options that are exercisable by June 15, 2003 held by executive officers and directors of the Company.

Stock Ownership of Certain Beneficial Owners

The following table is based on reports filed with the SEC and indicates the beneficial ownership, as of April 15, 2003, of our common stock by each person known by us to beneficially own more than 5% of our outstanding common stock as determined in accordance with SEC rules. Unless otherwise indicated, the shares are held with sole voting and investment power.

Name of Beneficial Owner	Number of Shares		Percent of Class
Inverness/Phoenix Partners LP(1) 600 Steamboat Road, Greenwich, Connecticut 06830	7,517,460	(2)	20.7%

Executive Capital Partners I LP(1) 600 Steamboat Road, Greenwich, Connecticut 06830	3,950,040	(2)	10.9%

Inverness/Trico Investors LLC(1) 600 Steamboat Road, Greenwich, Connecticut 06830	3,822,500		10.5%

Loomis, Sayles & Co., L.P.(3) One Financial Center, Boston, Massachusetts 02111	2,262,684		6.2%

Mellon Financial Corporation(4) One Mellon Center, Pittsburgh, Pennsylvania 15258	4,934,086		13.6%

Dimensional Fund Advisors Inc.(5) 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401	2,365,000		6.5%

(1)	Inverness/Phoenix Partners LP (the “Fund”) and Executive Capital Partners I LP (the “Executive Fund”), are the controlling members of Inverness/Trico Investors LLC (the “Trico Fund,” and collectively with the Fund and the Executive Fund, the “Funds”). The general partner of the Funds is I/P Capital, which is deemed to beneficially own the shares held by the Funds. I/P Capital disclaims beneficial ownership of all shares beneficially owned by the Funds.
(2)	Includes 3,822,500 shares held by the Trico Fund. The Fund and the Executive Fund each disclaim beneficial ownership of all shares beneficially owned by the Trico Fund.
(3)	Loomis, Sayles & Co., L.P. reported sole voting power with respect to 2,006,270 shares and sole dispositive power with respect to 2,262,684 shares.
(4)	Mellon Financial Corporation (“Mellon”) reported beneficial ownership of a total of 4,934,086 shares through its direct and indirect subsidiaries, including Boston Safe Deposit and Trust Company and The Boston Company Asset Management, LLC. Mellon reported sole voting power with respect to 3,396,286 shares, shared voting power with respect to 659,400 shares and sole dispositive power with respect to 4,934,086 shares.
(5)	Dimensional Fund Advisors Inc. acts as investment manager to four investment companies registered under the Investment Company Act of 1940 and certain other commingled group trusts and accounts and disclaims beneficial ownership of all listed shares.

EXECUTIVE COMPENSATION

Annual Compensation

The following table sets forth all cash compensation and options granted for the three years ended December 31, 2002, to our five most highly compensated executive officers.

	Annual Compensation						Long-Term Compensation Awards
Name and Principal Position							No. of Shares Underlying Options Granted	All Other Compensation
	Year		Salary	Bonus		Other Annual Compensation(1)
Thomas E. Fairley President and Chief Executive Officer	2002 2001 2000		$300,000 288,750 210,000	$	— — 60,000	— — —	34,000 — 42,000	$6,302 5,918 3,876

Ronald O. Palmer Chairman of the Board	2002 2001 2000		$300,000 288,750 210,000	$	— — 60,000	— — —	34,000 — 42,000	$4,005 4,609 3,457

Victor M. Perez Vice President, Chief Financial Officer and Treasurer	2002 2001 2000		$175,000 171,875 150,000	$	— — 35,000	— — —	25,000 — 32,000	$3,941 3,760 2,470

Charles M. Hardy Vice President—Operations	2002 2001 2000	(2)	$156,563 150,000 63,068		$12,000 20,000 —	— — —	10,000 — 5,000	$2,426 1,161 477

Kenneth W. Bourgeois Vice President	2002 2001 2000		$142,500 105,000 105,000		$12,000 17,000 14,000	— — —	10,000 — 12,000	$3,878 3,489 2,246

(1)	Perquisites and other personal benefits paid to each listed officer in any of the years presented did not exceed the lesser of $50,000 or 10% of such officer’s salary and bonus for that year.
(2)	Mr. Hardy became an officer of the Company in July 2000.

2002 Stock Option Grants

The following table contains information concerning the grant of stock options to our five most highly compensated executive officers during 2002. We did not grant any stock appreciation rights to the listed officers in 2002.

2002 STOCK OPTION GRANTS

Name	No. of Shares Underlying Options Granted(1)	% of Total Options Granted to Employees in 2002	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5%	10%
Thomas E. Fairley	34,000	12.31%	$7.40	1/10/12	158,230	400,968
Ronald O. Palmer	34,000	12.31%	7.40	1/10/12	158,230	400,968
Victor M. Perez	25,000	9.06%	7.40	1/10/12	116,346	294,842
Charles M. Hardy	10,000	3.62%	7.40	1/10/12	46,538	117,937
Kenneth W. Bourgeois	10,000	3.62%	7.40	1/10/12	46,538	117,937

(1)	These options become exercisable in annual 25% increments beginning on January 10, 2003, and on each anniversary thereafter.
(2)	Appreciation is calculated over the term of the options, beginning with the fair market value on the date of grant of the options, which was $7.40.

AGGREGATE OPTION EXERCISES DURING 2002 AND OPTION VALUES AT YEAR END

Name	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options at Year End (#)	Value of Unexercised In-the-Money Options at Year End(1)
			Exercisable/ Unexercisable	Exercisable/ Unexercisable
Thomas E. Fairley	—	—	438,540/61,000	$850,727/—
Ronald O. Palmer	10,000	$15,900	373,551/60,875	694,361/ —
Victor M. Perez	—	—	220,265/45,125	350,634/ —
Charles M. Hardy	—	—	2,500/12,500	—/ —
Kenneth W. Bourgeois	—	—	67,000/19,000	19,360/ —

(1)	Based on the difference between the closing sale price of common stock of $3.33 on December 31, 2002, as reported by the Nasdaq Stock Market, and the exercise price of such options.

Severance and Change of Control Agreements

We have severance agreements with several of our executive officers which provide for severance payments to the officers in the event they are terminated by us as the result of a change in control or for any reason other than for cause (as defined in the agreement). The severance payment is a year’s salary, payment of any bonus owed and continuation of non-cash benefits for 12 months.

The officers are prohibited during their employment and for one year thereafter from engaging in a competitive business with us, soliciting business from our customers, attempting to hire our employees and disclosing our confidential information.

Compensation Committee Interlocks and Insider Participation

None of our executive officers served in 2002 as a director or member of the compensation committee of another entity one of whose executive officers served as one of our directors or on our Compensation Committee.

Compensation Committee’s Report on Executive Compensation

General

The Compensation Committee, which is currently comprised of three non-employee directors, oversees the compensation of the Company’s key employees and administers the Company’s incentive compensation plans. No member of the Compensation Committee is a former or current officer or employee of the Company.

The compensation of the Company’s executive officers is designed to attract and retain executive talent and to align the compensation of the Company’s executives with the success of the Company. Toward that end, the Company’s executive compensation program has been structured to: (i) provide a total compensation package that is competitive with the compensation of executives holding similar positions at comparable firms; (ii) reward individual and overall Company performance; and (iii) link executive compensation to achievement of the Company’s long-term and short-term strategic goals.

Base Salary and Annual Incentive Compensation

Base Salary.    The Compensation Committee establishes the base salaries of the Company’s key employees at levels it deems necessary to attract and retain executive talent. Generally, base salaries for executives are reviewed annually and, if appropriate, adjusted based on individual performance, increases in general levels of compensation for executives at comparable firms and the Company’s overall financial results.

Annual Cash Incentive Compensation.    Annual cash incentive bonuses are paid to the Company’s key employees in an effort to provide a fully competitive compensation package, which is linked to the Company’s attainment of its short-term goals. The Board views EBITDA (earnings before interest, taxes, depreciation and amortization) growth as the Company’s primary short-term strategic goal. The Compensation Committee granted annual cash incentive bonuses to some of the Company’s executive officers in amounts proportionately reduced from 2001 bonuses reflecting lower 2002 EBITDA. No cash bonuses were granted to the Company’s Chief Executive Officer, Chairman of the Board or Chief Financial Officer in 2002.

Stock-Based Incentive Compensation.    The purpose of the Company’s stock incentive program is to link management’s and stockholders’ interests by focusing on intermediate and long-term results. In 2002, the Compensation Committee sought to accomplish these objectives by granting stock options to some of the Company’s key employees. The options become exercisable in annual 25% increments, beginning on the first anniversary of the date of the grant, and expiring ten years from the date of grant.

Position Regarding Compliance with Section 162(m) of the Internal Revenue Code.    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction allowable to the Company for compensation paid to each of the five highest compensated executive officers in any year to $1 million. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. Stock options granted by the Company have been structured to qualify as performance-based. Although no executive officer of the Company reached the deductibility cap in 2002, the Compensation Committee plans to continue to evaluate the Company’s cash and stock incentive programs as to the advisability of future compliance with Section 162(m).

Compensation for the Chief Executive Officer

We paid Mr. Fairley a salary of $300,000 in 2002. His base salary has been established by considering various factors, including his experience and performance and the extent to which his total compensation package is at risk under incentive compensation programs. We did not pay Mr. Fairley a cash incentive bonus in 2002.

During 2002, Mr. Fairley received grants of stock options for 34,000 shares of the Company’s common stock. Mr. Fairley’s stock options were granted on the same terms as those granted to other officers and described in this report.

The Compensation Committee

James C. Comis III	Edward C. Hutcheson, Jr.	Robert N. Sheehy, Jr.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of three members of our Board of Directors, Messrs. Compofolice, Acord and Hutcheson. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, as amended and restated in May 2003, and attached as Annex A to this proxy statement. The Audit Committee Charter is annually reassessed and updated as needed in accordance with applicable rules of the SEC and the Nasdaq Stock Market. Each of the present members of the Audit Committee meets the current and proposed independence standards of the Nasdaq Stock Market and the independence standard set forth in the Securities Exchange Act of 1934.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor, which reports directly to the Audit Committee. Management has the primary responsibility for the Company’s systems of internal controls and the overall financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting standards and to issue a report thereon. The Audit Committee also assists the Board in overseeing the integrity of the Company’s financial statements, financial reporting system, controls and legal compliance. Not all of the members of the Audit Committee are certified public accountants, professional auditors or experts in the fields of accounting and auditing and they rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants.

The Audit Committee reviewed and discussed the Company’s audited financial statements with management and the Company’s independent auditors, PricewaterhouseCoopers LLP. The Audit Committee also reviewed all fees paid to the independent auditors and has considered whether the rendering of non-audit services is compatible with maintaining the independence of PricewaterhouseCoopers LLP. These fees are described immediately following this report.

The Audit Committee reviewed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Accounting Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

Based on the review and discussions stated above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2002.

The Audit Committee

Joseph S. Compofolice	H. K. Acord	Edward C. Hutcheson, Jr.

Independent Auditors Fees

PricewaterhouseCoopers LLP has billed us the following amounts for professional services rendered during each of the fiscal years represented:

	Fiscal Year Ended December 31,
	2002		2001
Audit Fees(1)	$316,367	(2)	$174,677

Audit-Related Fees(3)	$38,177		$71,500

Tax Fees(4)	$210,322		$222,099

All Other Fees(5)	—		—

(1)	Reflects fees for services rendered for the audit of our annual financial statements for the fiscal year indicated and reviews of the financial statements contained in our quarterly reports on Form 10-Q for that fiscal year.
(2)	Includes $80,414 for audit services related to $250,000,000 senior note offering in 2002.
(3)	Reflects fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”
(4)	Reflects fees for professional services rendered for tax compliance, tax advice, and tax planning.
(5)	Reflects fees for all other services not included in the figures above. PricewaterhouseCoopers LLP did not perform any non-audit services for us specified in Rule 2-01(c)(4)(ii) of Regulation S-X.

PERFORMANCE GRAPH

The graph below compares the yearly change in the cumulative total stockholder return on our common stock with the total return on the S&P 500 Index and the Company’s Peer Group Index for the five-year period from December 31, 1997 to December 31, 2002, in each case assuming the investment of $100 on December 31, 1997 and the reinvestment of all dividends for the period indicated. The Company’s Peer Group Index consists of Petroleum Helicopters, Inc. (PHI), Offshore Logistics, Inc. (OLOG), Tidewater Inc. (TDW) and SEACOR SMIT, Inc. (CKH).

COMPARE CUMULATIVE TOTAL RETURN

AMONG TRICO MARINE SERVICES, INC.,

S&P 500 INDEX AND PEER GROUP INDEX

	Period Ending
	December 31, 1997	December 31, 1998	December 31, 1999	December 31, 2000	December 31, 2001	December 31, 2002
Trico	$100	$16.60	$24.04	$52.55	$25.70	$11.34
Peer Group Index	$100	$51.23	$68.24	$94.29	$75.81	$74.79
S&P 500	$100	$128.58	$155.64	$141.46	$124.65	$97.10

CERTAIN TRANSACTIONS

In April 1999, in connection with the private sale of shares of our common stock to the Funds, we entered into a stockholders’ agreement granting registration rights and the power to name Board nominees to such investors. The stockholders’ agreement will terminate on May 6, 2009. Under the stockholders’ agreement, the Funds are entitled to designate two Board nominees so long as they own, in the aggregate, at least 4,000,000 shares of our common stock. If the Funds own, in the aggregate, less than 4,000,000 of our shares but at least 500,000 shares, they are entitled to propose one nominee.

As long as the Funds continue to hold, in the aggregate, at least 10% of the securities they purchased from us, they are entitled to registration rights relating to shares of our common stock. The Funds may require us to file a registration statement under the Securities Act to sell not less than 20% of the common stock they own. We are only required to make one such stand-alone registration during any 12-month period, and no more than three during the term of the agreement. The Funds also may require us to file a shelf registration statement covering shares of our common stock held by them having a value of at least $3 million. We are only required to make one shelf registration during any 12-month period, but there is otherwise no limit on the number of shelf registration requests that the Funds can make. The Funds may also include their shares of our common stock in any registration statement we file involving our common stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% stockholders to file with the SEC reports of ownership and changes in ownership of our equity securities. To the best of our knowledge, all required forms were timely filed with the SEC during 2002, except for a late Form 3 reporting the initial statement of beneficial ownership of securities by Mr. Sheehy due to a clerical error.

RELATIONSHIP WITH INDEPENDENT

PUBLIC ACCOUNTANTS

Our consolidated financial statements for the year ended December 31, 2002, were audited by the firm of PricewaterhouseCoopers LLP. Under the resolution appointing PricewaterhouseCoopers LLP to audit our financial statements, such firm will remain as our auditors until replaced by the Board. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting, with the opportunity to make any statement they desire at that time, and will be available to respond to appropriate questions.

By Order of the Board of Directors

Victor M. Perez

Secretary

Houma, Louisiana

May 23, 2003

ANNEX A

TRICO MARINE SERVICES, INC.

AUDIT COMMITTEE CHARTER

Name

There will be a committee of the Board of Directors (the “Board”) of Trico Marine Services, Inc. (the “Company”) to be known as the Audit Committee (the “Committee”).

Committee Purpose

The Committee is appointed by the Board to assist the Board in its oversight of: (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the Company’s independent auditors. The Committee shall have responsibility and authority with respect to the matters set forth in this charter for the Company and its subsidiaries.

Committee Membership

The Committee shall have at least three (3) members at all times, each of whom shall satisfy the applicable independence, experience and financial literacy requirements of the Nasdaq Stock Market, Inc. (“Nasdaq”) and Section 10A of the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder. At least one member will be a qualified financial expert with accounting or related financial management expertise.

The Board shall appoint the members of the Committee annually, and shall designate the Chairman of the Committee. Each member of the Committee shall serve until the earlier to occur of the date he or she is replaced by the Board, resigns from the Committee or resigns from the Board. The Board shall have the power at any time to change the membership of the Committee and to fill vacancies in it, subject to such new member(s) satisfying the applicable independence, experience and financial literacy requirements referred to above. Except as expressly provided in this charter or the by-laws of the Company, or as otherwise provided by law or the rules of the Nasdaq, the Committee shall fix its own rules of procedure.

No Director may serve as a member of the Committee if he or she serves on the audit committee of more than three public companies unless the Board determines that such simultaneous service would not impair his or her ability to effectively serve on the Committee, and discloses this determination in the Company’s annual proxy statement. No member of the Committee may receive any compensation from the Company other than Director’s fees, which may be received in cash, stock options or other in-kind consideration.

Meetings of Committee

The Committee shall meet at least four (4) times each fiscal year, and at such other times as are necessary to perform the functions described in this charter. The Committee shall maintain minutes or other records of its meetings and activities, and shall make regular reports to the Board.

The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Committee Authority and Responsibilities

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee and assist in carrying out its duties, and to conduct or authorize investigations into any matters within its scope of responsibilities. The Company shall provide for payment for such services and investigations, as determined by the Committee.

The Committee shall meet periodically by itself, with management and with the independent auditors in separate executive sessions in furtherance of its purposes.

The Committee shall, with the assistance of management, the independent auditors and legal counsel, as the Committee deems appropriate, review and evaluate, at least annually, this charter and the Committee’s performance, and report and make appropriate recommendations to the Board with respect thereto.

The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement. The Committee shall ensure inclusion of its then current charter in the Company’s annual proxy statement at least once every three years in accordance with regulations of the SEC.

In performing its functions, the Committee shall undertake those additional tasks and responsibilities that, in its judgment, would most effectively contribute to and implement the purposes of the Committee. The following functions will be periodically performed by the Committee in carrying out its oversight responsibility:

•	Review and discuss with management and the independent auditors, as applicable,

•	critical accounting policies and practices and major issues regarding accounting principles and financial statement presentations, including any significant changes or choices in the Company’s application of accounting principles;

•	the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

•	analyses prepared by management or the independent auditors setting forth significant financial reporting issues, estimates and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative accounting treatments of financial information within accounting principles generally accepted in the United States of America (“GAAP”);

•	any management letter provided by the independent auditors and the Company’s response to that letter;

•	other material written communications between the independent auditors and management;

•	any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the independent auditors’ activities or on access to requested information and management’s response thereto; and

•	the effect of evolving regulatory and accounting issues, as well as off-balance sheet arrangements, on the financial statements of the Company.

•	Discuss generally with management earnings press releases, as well as the types of financial information and earnings guidance provided to analysts and rating agencies.

•	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•	Review at least annually the exceptions noted in the reports to the Audit Committee by the internal and independent auditors, and the progress made in responding to the exceptions.

•	Discuss with management and the independent auditors any accounting adjustments that were noted or proposed by the independent auditors but were passed as immaterial or otherwise.

•	Review with management and legal counsel the Company’s system for assessing whether the Company’s financial statements, reports and other financial information required to be disseminated to the public and filed with governmental organizations satisfy the requirements of the SEC and Nasdaq.

•	Establish policies for the Company’s hiring of employees or former employees of the independent auditors who were engaged on the Company’s account.

•	Review related party transactions and potential conflict of interest situations where appropriate.

•	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

•	Review disclosures made by the Company’s chief executive officer and chief financial officer regarding compliance with their certification obligations as required under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, including the Company’s disclosure controls and procedures and internal controls for financial reporting and evaluations thereof.

The Committee shall review and consider other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Committee may, in its discretion, determine to be advisable.

Oversight of Independent Auditors

The Committee shall have the sole authority to appoint or replace the independent auditors, and shall approve in advance all audit and non-audit engagement fees and terms with the independent auditors. The Committee shall consult with management but shall not delegate these responsibilities, except that pre-approvals of non-audit services may be delegated to a specified member or members of the Committee. In its capacity as a committee of the Board, the Committee shall be directly responsible for the oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or audit related work, and the independent auditors shall report directly to the Committee.

The Committee shall not approve the engagement of the independent auditors to render non-audit services prohibited by law or rules and regulations promulgated by the SEC. The Committee shall consider whether the provision of non-audit services is compatible with maintaining the independent auditors’ independence, including, but not limited to, the nature and scope of the specific non-audit services to be performed and whether the audit process would require the independent auditors to review any advice rendered by the independent auditors in connection with the provision of non-audit services.

The following functions will be periodically performed by the Committee in carrying out its oversight responsibility with respect to the independent auditors:

•	Review the scope, plan and procedures to be used on the annual audit, as recommended by the independent auditors.

•	Prior to filing the Company’s Form 10-K, review and discuss with the independent auditors and management the Company’s annual audited financial statements, the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

•	Prior to filing the Company’s Form 10-Q, review and discuss with the independent auditors and management the Company’s quarterly financial statements, the disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or similar disclosures, and any matters described in the quarterly review letter from the independent auditors, including the results of the independent auditors’ reviews of the quarterly financial statements.

•

Obtain and review a report from the independent auditors at least annually regarding (i) the independent auditors’ internal quality-control procedures, (ii) any material issues raised by the most recent quality-control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and (iii) any steps taken to deal with any such issues.

•	Evaluate the qualifications, performance and independence of the independent auditors, including a review and evaluation of the lead partner of the independent auditors and taking into account the opinions of the Company’s management.

•	Receive from the independent auditors at least annually a written report delineating all relationships between the independent auditors and the Company which may impact the objectivity and independence of the independent auditors. The report shall include a description of all services provided by the independent auditors and the related fees. The Committee shall discuss with the independent auditors any disclosed relationship or services that may impact the objectivity and independence of the independent auditors, and recommend that the Board take action to satisfy itself of the independence of the independent auditors.

•	Ensure that the lead audit partner of the independent auditors, the audit partner responsible for reviewing the audit and any other partners of the independent auditors who perform audit services for the Company are rotated at least every five years to the extent required by the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, and further consider rotation of the independent audit firm.

•	Review any reports of the independent auditors mandated by Section 10A of the Securities Exchange Act of 1934, as amended, and obtain from the independent auditors any information with respect to illegal acts in accordance with Section 10A.

Compliance with Laws, Regulations and Policies

The Committee will assist the Board in the oversight of the Company’s compliance with policies and procedures addressing legal and ethical concerns. The following functions are some of the common recurring activities of the Committee in carrying out this oversight responsibility:

•	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Standards of Business Conduct.

•	Obtain reports from management as to whether the Company and its subsidiaries are in conformity with applicable legal requirements and the Company’s Standards of Business Conduct.

•	Review with the Company’s management and legal counsel any legal or regulatory matters that may have a material impact on the Company’s financial statements, compliance programs and policies and any material reports or inquiries relating to financial, accounting or other matters received from regulators or governmental agencies.

•	Periodically review the rules promulgated by the SEC and Nasdaq relating to the qualifications, activities, responsibilities and duties of audit committees and shall take, or recommend that the Board take, appropriate action to comply with such rules.

Definition of Committee’s Roles

The Committee’s principal responsibility is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing and/or reviewing those financial statements. While the Committee has the powers and responsibilities set forth in this charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate, and present fairly the financial position, the results of operations and the cash flows of the Company, in compliance with GAAP. This is the responsibility of management and/or the independent auditors. In carrying out these oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. It is also not the responsibility of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s Standards of Business Conduct.

TRICO MARINE SERVICES, INC.

250 NORTH AMERICAN COURT

HOUMA, LOUISIANA 70363

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF TRICO MARINE SERVICES, INC.

The undersigned hereby appoints Victor M. Perez and Kenneth W. Bourgeois, or either of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all shares of common stock of Trico Marine Services, Inc. held of record by the undersigned on May 7, 2003, at the annual meeting of stockholders to be held on June 25, 2003, or any adjournment thereof.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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FOLD AND DETACH HERE

Please                ☐

Mark Here

for Address

Change or

Comments

SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW:

	FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all listed below
1. Election of Directors	☐	☐

INSTRUCTIONS: To withhold authority to vote for either nominee, strike a line through the nominee’s name listed below. 01 Ronald O. Palmer 02 Robert N. Sheehy, Jr.

2. In their discretion, to transact such other business as may properly come before the meeting and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED

HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS

PROXY WILL BE VOTED FOR EACH OF THE TWO DIRECTOR NOMINEES NAMED ABOVE.

THE PROXY HOLDERS NAMED ABOVE WILL VOTE IN THEIR DISCRETION ON ANY OTHER

MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

Date: ................................................................................................................................................, 2003

....................................................................................................................................................................

Signature of Stockholder

....................................................................................................................................................................

Additional Signature, if held jointly

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN

SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.

WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR,

TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A

CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY

PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP,

PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY

USING THE ENCLOSED ENVELOPE.

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FOLD AND DETACH HERE